UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – JANUARY 24, 2013

ORGANIC PLANT HEALTH, INC.

(Exact name of Registrant as specified in its charter)

NEVADA	333-176704	27-2874167
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

7077 East Marilyn Road, Suite 140

Scottsdale, AZ 85254

(Address of principal executive offices)

       (480) 779-0046

(Registrant's telephone number, including area code)

9525-100 Monroe Road

Charlotte, NC 28270

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(1)

Item 1.01:          Entry into a Material Definitive Agreement.

Share Exchange Agreement

On January 24, 2013, Organic Plant Health, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Kenactiv Innovations Inc., a Delaware corporation (“Kenactiv”), pursuant to which (a) the Company has issued to Kenactiv fifty-four million sixty-two thousand eight hundred and eighty-five (54,062,885) shares of the Company’s common stock, par value $.001 (the “OPHI Shares”), and (b) Kenactiv has (i) issued fifty million (50,000,000) shares of Kenactiv’s common stock, par value, $.001 (the “Kenactiv Shares”) to the Company; and (ii) committed up to Three Hundred and Fifty Thousand U.S. Dollars ($350,000) to the Company (the “Kenactiv Investment”). In connection with the execution of the Share Exchange Agreement, the Company has experienced a change in control, as described in further detail in Item 5.01 below, and the Board of Directors of the Company (the “Board”) and the officers of the Company have each experienced a number of transitions, as described in further detail in Item 5.02 below.

Irrevocable Proxy

On January 24, 2013, the Company granted Mr. Christopher Galvin and Mr. Cameron Adair an irrevocable proxy to vote the Company’s newly acquired shares of Kenactiv on behalf of the Company.

Employment Agreement with William Styles

Mr. William Styles has been appointed as President of the Company’s Organic Plant Health division. In connection with this appointment, on January 24, 2013, the Company and Mr. Styles entered into an employment agreement (the “Styles Employment Agreement”). Mr. Styles has agreed to serve as a spokesperson of the Company, and has agreed to allow the Company to use his image for the term of the Styles’ Employment Agreement and for ten (10) years thereafter. The Styles Employment Agreement has a term of three (3) years, and provides for Mr. Styles to receive (i) a base salary of One Hundred and Fifty Thousand Dollars ($150,000) per annum during the term; (ii) a performance bonus of cash in an amount equal to the following: (1) to one and one half percent (1.5%) of EBITDA of the Company attributable to revenues generated from sales of the Organic Plant Health division’s products or services or licensing revenues derived from licensing the Organic Plant Health division’s intellectual property and/or brands for each year during the term of the Styles Employment Agreement and (2) one percent (1.0%) of the EBITDA of the Company attributable to revenues generated from the sale of the Company’s products or services represented by Mr. Styles; (iii) a royalty payment (the “Royalty Fee”), in an amount to be determined by the Company and Mr. Styles, for ten (10) years commencing upon the termination of the Styles Employment Agreement by the Company, provided however that Mr. Styles shall not be entitled to receive the Royalty Fee in the event of Resignation without good cause, Termination for Cause, Death or Disability, in each as further described in the Styles Employment Agreement; and (iv) stock options, as described in further detail in the Styles Stock Option Agreement, as described below. Mr. Styles recused himself from any deliberation or voting with respect to determinations of the Board regarding the Styles Employment Agreement.

Employment Agreement with J. Alan Talbert

Mr. J. Alan Talbert has been appointed as Vice President of Operations of the Company’s Organic Plant Health division. In connection with this appointment, on January 24, 2013, the Company and Mr. Talbert entered into an employment agreement (the “Talbert Employment Agreement”). The Talbert Employment Agreement has a term of three (3) years, and provides for Mr. Talbert to receive (i) a base salary of Eighty Thousand Dollars ($80,000) per annum during the term; (ii) a performance bonus of cash in an amount equal to one percent (1.0%) of EBITDA of the Company attributable to revenues generated from sales of the Organic Plant Health division’s products or services or licensing revenues derived from licensing the Organic Plant Health division’s intellectual property and/or brands for each year during the term of the Talbert Employment Agreement; and (iii) stock options, as described in further detail in the Talbert Stock Option Agreement, as described below. Mr. Talbert recused himself from any deliberation or voting with respect to determinations of the Board regarding the Talbert Employment Agreement.

(2)

Option Agreement with William Styles

The Company and Mr. Styles have entered into a Stock Option Agreement (the “Styles Stock Option Agreement”) pursuant to which the Company has granted to Mr. Styles the right and option to purchase One Million One Hundred and Eighty-Three Thousand (1,183,000) shares of the Company’s common stock at an exercise price of Fifty Cents ($.50) per share. The option shall vest and become exercisable as follows so long as Mr. Styles continues to render services to the Company: (a) one third immediately; (b) one third on January 24, 2014; and (c) one third on January 24, 2015. In the event of the termination of the employment of Mr. Styles, any and all unvested options shall be cancelled, and any vested options must be exercised by Mr. Styles, if at all, within sixty (60) days of the date of the termination of such employment. The option shall be exercisable to the extent vested until the fourth anniversary of the date of the Styles Option Agreement, so long as Mr. Styles (i) remains in good standing with the Company; or (ii) has completed the full three year term of the Styles Employment Agreement. Mr. Styles recused himself from any deliberation or voting with respect to determinations of the Board regarding the Styles Option Agreement.

Option Agreement with J. Alan Talbert

The Company and Mr. Talbert have entered into a Stock Option Agreement (the “Talbert Stock Option Agreement”) pursuant to which the Company has granted to Mr. Talbert the right and option to purchase Seven Hundred and Seventeen Thousand (717,000) shares of the Company’s common stock at an exercise price of Fifty Cents ($.50) per share. The option shall vest and become exercisable as follows so long as Mr. Talbert continues to render services to the Company: (a) one third immediately; (b) one third on January 24, 2014; and (c) one third of the options on January 24, 2015. In the event of the termination of the employment of Mr. Talbert, any and all unvested options shall be cancelled, and any vested options must be exercised by Mr. Talbert, if at all, within sixty (60) days of the date of the termination of such employment. The option shall be exercisable to the extent vested until the fourth anniversary of the date of the Talbert Option Agreement, so long as Mr. Talbert (i) remains in good standing with the Company; or (ii) has completed the full three year term of the Talbert Employment Agreement. Mr. Talbert recused himself from any deliberation or voting with respect to determinations of the Board regarding the Talbert Option Agreement.

Indemnification Agreements

On January 24, 2013, the Company entered into indemnification agreements with each of Christopher E. Galvin, Cameron Adair, William Styles, David Querciagrossa and Michael J. Sinnwell. Pursuant to such indemnification agreements, the Company has agreed to indemnify such individuals in the event that any of them are made a party to any proceeding, including a lawsuit, because of his position, if such individual acted in good faith and in a manner he reasonably believed to be in our best interest. We shall advance expenses incurred in defending any proceeding.

(3)

Item 2.01:      Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 2.01.

The Company will file the financial statements of the newly acquired business of Kenactiv by amendment to this Report within 71 calendar days after the date this Report is due, as permitted by Instruction (a)(4) to Item 9.01 of the U.S. Securities and Exchange Commission’s Current Report on Form 8-K.

Item 3.02:      Unregistered Sale of Equity Securities

The information set forth in Item 1.01 of this is incorporated by reference into this Item 3.02.  The Company issued the OPHI Shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 5.01:     Change in Control

Following the closing of the Share Exchange Agreement on January 24, 2013, there are now 55,697,433 shares of the Company’s common stock outstanding, of which Kenactiv is the owner of 54,062,885 shares, representing approximately 97% of the total.  The consideration for the OPHI Shares include the Kenactiv Shares and the Kenactiv Investment, as described in Item 1.01 above, which is incorporated herein by reference thereto. Kenactiv intends to raise the funds to make the Kenactiv Investment. As a result of the change of control described herein, the Company has experienced several transitions of officers and directors, as described in further detail in Item 5.02 below, which is incorporated herein by referenced thereto. The Company intends to change its name to “Kenactiv Innovations Inc.” On January 24, 2013, the Company granted Mr. Christopher Galvin and Mr. Cameron Adair an irrevocable proxy to vote the Company’s newly acquired shares of Kenactiv on behalf of the Company.

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the execution of the Share Exchange Agreement, the Board has implemented the following changes in the Company’s management:

1.	Mr. William Styles has resigned as the Company’s President and Chief Executive Officer, and as the Chairman of the Board. Mr. Styles has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Styles shall continue to serve as a member of the Board. Mr. Styles has been appointed as the President and Spokesman for the Company’s Organic Plant Health division. In connection with Mr. Styles’ service as President and Spokesman of the Company’s Organic Plant Health division, Mr. Styles and the Company have entered into an employment agreement and stock option agreement with the Company, in each case as described in Item 1.01 above, which is incorporated herein by reference into this Item 5.02.

2.	Mr. Alan Talbert has resigned as the Company’s Chief Operating Officer, and as a Member of the Board and as Vice Chairman of the Board. Mr. Talbert has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Talbert has been appointed as the Vice President of Operations of the Company’s Organic Plant Health division. In connection with Mr. Talbert’s service as the Vice President of Operations of the Company’s Organic Plant Health division, Mr. Talbert and the Company have entered into an employment agreement and stock option agreement, in each case as described in Item 1.01 above, which is incorporated herein by reference into this Item 5.02.

3.	Mr. Paul K. DiFraia has resigned as the Company’s Vice President and Chief Financial Officer, and as a Member of Board. Mr. DiFraia has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

  Mr. Christopher E. Galvin has been appointed as the President and Chief Executive Officer of the Company and as Chairman of the Board. Mr. Galvin is the Chairman, President and Chief Executive Officer of Kenactiv, a position he has held since October 2011.  Prior to joining Kenactiv, Mr. Galvin was Chairman/CEO of Capital Group Holdings, Inc., from February, 2010 until May, 2011 where he created a combined telemedicine platform (OneHealth Pass) through the acquisition and consolidation of three complementary companies. Previously, Mr. Galvin served as Chairman/CEO of COA Holdings, Inc. from June, 2008 until May, 2009 merging four companies to create a leading acquiring, issuing, ACH and mobile transaction company. Mr. Galvin also served as Chairman/CEO of Capital Resource Network, Inc. from January, 2002 until May, 2008 and as Chairman/CEO of CBC Funding, LLC from January, 2004 until May, 2008. Capital Resource Network, Inc., a corporate finance, mergers and acquisitions, and investment banking consultancy specializing in reverse mergers of private companies into public entities and capital investments from institutional investors. CBC Funding, LLC was a structured finance private equity fund, focused on special purpose financing instruments. In connection with his services as Chairman, President and Chief Executive Officer of the Company, Mr. Galvin will receive an annual salary of $300,000. In connection with Mr. Galvin’s service as an officer and director of the Company, Mr. Galvin and the Company have entered into an indemnification agreement, as described in Item 1.01 above, which is incorporated herein by reference into this Item 5.02.

(4)

5.	Mr. Cameron Adair has been appointed as a Member of the Board. Since 1987, Mr. Adair has served as Chairman of ADG Group, an Atlanta-based advisory and private investment firm, and serves as a director and in managerial capacities in firms with which ADG Group has a relationship. Since 2008, Mr. Adair has served as a director and interim officer of Kenactiv (fka BioTech Mills, Inc.), and since 2010, Mr. Adair has served as a director and officer of C/C Financial Corp., dba Merchants Preferred Lease-Purchase Services, an Atlanta-based firm engaged in the consumer leasing sector. The Company and Mr. Adair shall determine Mr. Adair’s compensation at a later date. In connection with Mr. Adair’s service as a director of the Company, Mr. Adair and the Company have entered into an indemnification agreement, as described in Item 1.01 above, which is incorporated herein by reference into this Item 5.02.

6.	Mr. David Querciagrossa has been appointed as the Company’s Chief Financial Officer. Mr. Querciagrossa has served as the Chief Financial Officer of Kenactiv since July of 2012. Prior to his current position, Mr. Querciagrossa served as Chief Financial Officer and consultant assisting early stage and distressed companies with capital structure and strategic financial planning, from 2007 to 2012. Prior to that Mr. Querciagrossa was Director of Corporate Finance for DriveTime Automotive Group from 2004 to 2007 and Director of Corporate Finance for Starwood Hotels & Resorts, Inc. from 1998 to 2004. Mr. Querciagrossa also worked in public accounting and is a Certified Public Accountant. Mr. Querciagrossa’s compensation shall be $150,000 per annum. In connection with Mr. Querciagrossa’s service as an officer of the Company, Mr. Querciagrossa and the Company have entered into an indemnification agreement, as described in Item 1.01 above, which is incorporated herein by reference into this Item 5.02.

7.	Mr. Michael J. Sinnwell has been appointed as the Company’s Chief Operating Officer. Mr. Sinnwell has served as Chief Operating Officer of Kenactiv since August 2012 and prior to that he served as Kenactiv’s Chief Technology Officer beginning in April 2012. Mr. Sinnwell previously served as President and Chairman of the Board of Anoteros, Inc. from April until December of 2011. Prior to such position, Mr. Sinnwell served as a consultant to Anoteros, Inc. from June 2010 until April 2011. From March of 2004 until June of 2010, Mr. Sinnwell served as Chief Technology Officer of COA Holdings, Inc. Mr. Sinnwell’s compensation shall be $150,000 per annum. In connection with Mr. Sinnwell’s service as an officer of the Company, Mr. Sinnwell and the Company have entered into an indemnification agreement, as described in Item 1.01 above, which is incorporated herein by reference into this Item 5.02.

(5)

Item 8.01:            Other Events.

Change of Address

Effective as of January 24, 2013, the Company’s new mailing and business address shall be 7077 East Marilyn Road, Suite 140, Scottsdale, Arizona 85254. The Company’s new telephone number shall be (480) 779-0046.

Press Release

On January 25, 2013, the Company issued a press release regarding the Share Exchange Agreement and the change in control described herein. Such press release also described the business of Kenactiv and Organic Plant Health, Inc.

Kenactiv is a manufacturer of products made from kenaf supplying rapidly expanding U.S. industrial and consumer demand for natural fiber solutions. Kenaf is a rapidly renewable crop with an extremely favorable environmental footprint and applications in a broad range of industries. Kenactiv's innovative processes and technologies activate the tremendous power of kenaf to make many of the products the world relies on better while also reducing the environmental impact of manufacturing, distributing and disposing of them. Kenactiv, headquartered in Scottsdale, Arizona, was founded in 2008 in Snow Hill, North Carolina, where it owns and operates a 160,000 square foot manufacturing facility.

Organic Plant Health, Inc. produces, distributes and sells organic based, natural and environmentally responsible products for the continual care of the urban and suburban landscape. Its products consist of granular and liquid fertilizers, soil conditioners, pest control products and select garden supplies. The products are specially formulated to support and restore the diverse nutrient balance characteristic of a naturally robust soil environment without the detrimental effects of many conventional and synthetic lawn and garden products. Following the transactions described in this Report, the combined entity will bring increased awareness to the benefits of kenaf, a plant with an extremely favorable carbon footprint and a multitude of uses. By replacing petroleum based products and other, less sustainable, natural products with Kenactiv's line of products derived from kenaf, manufactures can greatly reduce their carbon footprint, reduce costs and improve the performance of their products.

Forward-Looking Statements

Any statements contained in this Current Report on Form 8-K that are not historical facts are “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if," "should" and "will" and similar expressions as they relate to the Company are intended to identify such forward-looking statements. The Company may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations or the anticipated benefits of the merger and other aspects of the proposed merger should not be construed in any manner as a guarantee that such results or other events will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and its other filings under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Item 9.01:             Financial Statements and Exhibits.

(a)	Kenactiv’s financial statements will be filed by amendment hereto. The Company will file the financial statements of the newly acquired business of Kenactiv by amendment to this Report within 71 calendar days after the date this Report is due, as permitted by Instruction (a)(4) to Item 9.01 of the U.S. Securities and Exchange Commission’s Current Report on Form 8-K.

(b)                           Exhibit List

Exhibit Description

Exhibit 10.12 Share Exchange Agreement, by and between the Company and Kenactiv Innovations Inc., dated as of January 24, 2013.

Exhibit 10.13 Employment Agreement, by and between the Company and William Styles, dated as of January 24, 2013.

Exhibit 10.14 Employment Agreement, by and between the Company and J. Alan Talbert, dated as of January 24, 2013.

Exhibit 10.15 Stock Option Agreement, by and between the Company and William Styles, dated as of January 24, 2013.

Exhibit 10.16 Stock Option Agreement, by and between the Company and J. Alan Talbert, dated as of January 24, 2013.

Exhibit 10.17 Form of Indemnification Agreement..

Exhibit 10.18 Irrevocable Proxy, by and between the Company and each of Christopher Galvin and Cameron Adair, dated as of January 24, 2013.

Exhibit 99.1 Press Release, dated as of January 25, 2013.

# # #

(6)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ORGANIC PLANT HEALTH, INC.

By: /s/ Michael J. Sinnwell, Jr.

Name: Michael J. Sinnwell, Jr.

Title: Chief Operating Officer

Date: January 30, 2013